UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934
Date of Report: January 2, 2007
(Date of earliest event reported)
AGILYSYS, INC.

(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

2255 Glades Road, Suite 425W, Boca Raton, Florida	33431

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (561) 999-8700
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
On January 2, 2007 Agilysys, Inc. issued a press release announcing its strategic transformation to divest its KeyLink Systems Group distribution business and focus exclusively on its IT solutions business, which sells directly to end-user customers. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 8.01 Other Events
On January 2, 2007 Agilysys, Inc. issued a press release announcing its strategic transformation to divest its KeyLink Systems Group distribution business and focus exclusively on its IT solutions business. In addition, the press release announced that the board of directors of Agilysys authorized the purchase of up to 6 million Agilysys common shares, or approximately 20% of the outstanding common shares. Agilysys currently expects to commence the tender offer as soon as reasonably practicable following the closing of the proposed sale of its KeyLink Systems Group distribution business. A copy of the press release is attached hereto as Exhibit 99.1 and is being filed pursuant to Rule 13e-4(c) under the Securities Exchange Act of 1934 as a pre-commencement communication.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1	Press release issued by Agilysys, Inc. dated January 2, 2007, announcing its strategic transformation to divest its KeyLink Systems Group distribution business and focus exclusively on its IT solutions business.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Martin F. Ellis
Martin F. Ellis
Executive Vice President, Treasurer and Chief Financial Officer

Date: January 3, 2007

Exhibit Index

Exhibit Number	Description

99.1	Press release issued by Agilysys, Inc. dated January 2, 2007, announcing its strategic transformation to divest its KeyLink Systems Group distribution business and focus exclusively on its IT solutions business.